Exhibit 23.3

Consent of Nominee for Director of EuroDry Ltd.

I hereby consent to the reference to me to me under the caption "Management" in the registration statement on Form F-1 and related prospectus as shall be filed with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of EuroDry Ltd.

/s/ Christian Donohue____________ Name: Christian Donohue

Date: May 7, 2018